Exhibit 10.21


                         AMENDMENT TO ROYALTY AGREEMENT


Amendment, dated as of November 16, 2004 (this "Amendment"), to the Royalty Agreement, dated August 25, 2003, between Dr. Christine Durbak and MedStrong International Corporation (the "Royalty Agreement").

WHEREAS, the parties to the Royalty Agreement are in agreement to terminate the Royalty Agreement; and

WHEREAS, MedStrong has agreed to issue to Durbak MedStrong's Promissory Note due December 31, 2005, in the principal amount of $50,000, and bearing interest at the rate of 20% per annum, in the form attached hereto (the "Promissory Note"), and to issue Durbak 100,000 shares of Medstrong common stock (the "Shares");

NOW, THEREFORE, in consideration of Durbak's termination of the Royalty Agreement, and Medstrong's issuance to Durbak of the Promissory Note and the Shares, the parties hereto hereby agree as follows:

            1. Medstrong and Durbak agree that the Royalty Agreement is hereby terminated as of November 15, 2004, and that Medstrong shall have no further obligations thereunder.

            2. Medstrong agrees to issue the Note and Shares to Durbak

            IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MedStrong International Corporation


By: /s/ Jeanine Folz


Accepted:

/s/ Christine Durbak
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Print Name

Address

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                                                                      ATTACHMENT

                       MEDSTRONG INTERNATIONAL CORPORATION

                                PROMISSORY NOTE

$50,000                                                        November 15, 2004

FOR VALUE RECEIVED, MEDSTRONG INTERNATIONAL CORPORATION, a Delaware corporation (hereinafter called "Borrower" or the "Company"), hereby promises to pay to Christine Durbak ("Holder"), or order, the sum of Fifty Thousand ($50,000) Dollars, with interest accruing at the annual rate of Twenty (20.0%) percent, on December 31, 2005 (the "Maturity Date"), or as such date may be extended by agreement of the parties hereto.


The following terms shall apply to this Note:

                                    ARTICLE I

                           PAYMENT RELATED PROVISIONS

      1.1 Payment Grace Period. The Borrower shall have a ten (10) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of twenty-five (25.0%) percent per annum shall apply to the amounts owed hereunder calculated from the date of the default. In no event shall the rate of interest calculated hereunder exceed the maximum amount allowed by law and automatically shall be reduced to such maximum amount.


      1.2 Interest Payments. Borrower shall pay interest on the outstanding principal amount of this Note on the Maturity Date.


                                   ARTICLE II

                                EVENTS OF DEFAULT

The occurrence of any of the following events of default (each, an "Event of Default") shall, at the option of the Holder hereof, make all sums or principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

      2.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues for a period of ten (10) days.

      2.2 Breach of Covenant. The Borrower breaches any covenant or other term or condition of this Note and such breach continues for a period of ten (10) days after written notice to the Borrower from the Holder.

      2.3 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

      2.4 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

                                   ARTICLE III

                                  MISCELLANEOUS

      3.1 Failure or Indulgency Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      3.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served and shall be deemed to be delivered upon receipt or if sent by United States mail, three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, or if sent by fax transmission (with the original sent by certified or registered mail or by overnight courier) and shall be deemed to have been delivered on the day telecopied. For the purposes hereof, the addresses and fax numbers of the Holder and the Borrower are as set forth on the signature page hereof. Both Holder and Borrower may change the address and fax number for service by service of written or fax notice to the other as herein provided.

      3.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

      3.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

      3.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof costs of collection, including attorneys' fees.

      3.6 Governing Law. This Note has been executed in and shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its Chief Executive Officer as of the 15th day of November, 2004.


MEDSTRONG INTERNATIONAL CORPORATION


By:________________________________
Name:
Title:

Address for Notices to Borrower:

Fax: _____________________

Address for Notices to Holder:



Fax: ___________